ADOPTION AGREEMENT FOR
                               THE GWYNEDD COMPANY
               STANDARDIZED PROFIT-SHARING / 401(k) PLAN AND TRUST
                                   PLAN NO 001

The undersigned Employer adopts The Gwynedd Company Standardized Profit-sharing 401(k) Plan for those Employees who shall qualify as Participants hereunder, to be known as the:

     Plan Name:

     Plan Number:     [_] 001         [X] 002        [_] 003        [_] _______

The plan shall be effective as of the date specified below. The Employer hereby selects the following plan specifications:

EMPLOYER INFORMATION

     Employer Name:     William Penn Bank

     Address:           8150 Route 13
                        Levittown, PA  19057


     Telephone:         215-945-1200

     FAX:                                 E-mail:

     Employer Tax EIN:  23 - 0953930

     Date Incorporated or Business Commenced:

     Type of Entity:

     [X]   Corporation
     [_]   S Corporation
     [_]   Partnership
     [_]

     And, check below if the Employer is a Member of...

     [_]   a Controlled Group
     [_]   an Affiliated Service Group

     Employer Fiscal Year means the 12 consecutive month period commencing on July 1 (mo/day) and ending on June 30 (mo/day) .

     Location of Employer's Principal Office:

     [_]  State of _____________________.

     [X]  Commonwealth of   Pennsylvania   and this Plan and Trust shall be
          governed under the same.


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Controlled Corporations:  N/A



TRUSTEE INFORMATION

     Name of Trustee(s)    (a)   Charles Corcoran

                           (b)   Terry Sager

                           (c)

     Trustees' Address     [X] Use Employer Address

     [_] _______________________________________________________________________

         _____________________________________    __________    ________________
                          (City)                   (State)           (ZIP)

     Trustees' Tax EIN: N/A

AGENT FOR SERVICE OF LEGAL PROCESS

     [X] Employer (use Employer address)

     [_] _______________________________________________________________________

         _____________________________________    __________    ________________
                          (City)                   (State)           (ZIP)

DATES

This Adoption Agreement of The Gwynedd Company Standardized Profit-sharing 401(k) Plan and Trust shall:

         [_] establish a new Plan and Trust effective as of __________________ (hereinafter called the "Effective Date").

         [X] constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective August 1, 1979 (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is January 1, 2008.

         NOTE: The provisions of the CODA (Cash Or Deferred Arrangement) may be made effective as of the first day of the Plan Year in which the CODA is adopted. However, under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.

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Article 1, Section 3
Hour of Service

Service will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all employees covered under the plan.

     [X] On the basis of actual hours for which an employee is paid or entitled to payment.

     [_]      On the basis of days worked. An employee will be credited with ten
              (10) hours of service if under section 3 of the plan such employee would be credited with at least one (1) hour of service during the day.

     [_] On the basis of weeks worked. An employee will be credited with forty-five (45) hours of service if under section 3 of the plan such employee would be credited with at least one (1) hour of service during the week.

     [_] On the basis of semi-monthly payroll periods. An employee will be credited with ninety-five (95) hours of service if under section 3 of the plan such employee would be credited with at least one (1) hour of service during the semi-monthly payroll period.

     [_] On the basis of months worked. An employee will be credited with one hundred ninety (190) hours of service if under section 3 of the plan such employee would be credited with at least one (1) hour of service during the month.

Article 1, section 4
Plan Year

Plan Year will mean:

     [_] the 12-consecutive month period which coincides with the limitation year.

     [X] the 12-consecutive month period commencing on July 1st and each anniversary thereof.

Article 1, section 5
Compensation Periods

     Compensation shall be determined over the following determination period:

     [X]     the plan year

     [_] (a consecutive 12-month period ending with or within the plan year.) Enter the day and the month this period begins: ____ (day) ____ (month). For employees whose date of hire is less than 12 months before the end of the 12-month period designated, compensation will be determined over the plan year.

     Compensation

     [_] shall not include employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the participant under sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

     [X]     shall  not   include,   for   purposes  of   determining   employer
             contribution  amounts,  or  for   purposes  of  calculating  Actual
             Deferral  Percentage  and  Average  Contribution

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             Percentage,   that   portion  of the plan  year  during  which  the
             employee was not an eligible employee.


Article 1, Section 7
Contributions on behalf of disabled participants

The employer___ will (check the line if the employer wants this option) __X_ will not (check the line if the employer does not want this option) make contributions on behalf of disabled participants on the basis of the compensation each such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

Such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee, and contributions made on behalf of such participant will be nonforfeitable when made.

Compensation  will mean  compensation  as that term is  defined  in  Article  9, section 5.2 of the plan.

Article 1, section 10
Highly Compensated Employee

[X] In determining who is a highly compensated employee the employer makes a top-paid group election. The effect of this election is that an employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a highly compensated employee only if the employee was in the top-paid group for the look-back year.

[_] In determining who is a highly compensated employee (other than as a 5-percent owner) the employer makes a calendar year data election. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

Article 1, section 13
Retirement Age

For each participant normal retirement age is:

[X]      Age 65 (not to exceed 65)

[_]     The later of:

        (i)   age ___ (not to exceed 65) or

        (ii) the ___ (not to exceed 5th) anniversary of the participation commencement date. The participation commencement date is the first day of the first plan year in which the participant commenced participation in the plan.

Early retirement age is:            N/A

[_]     The later of:

        (i)    age  _____
        (ii)   the completion of years of service.

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Article 2, section 1
Administrative Committee

The Plan provides for the Employer to appoint an administrative committee. If none is named, the Employer will be the Administrator.

Committee Members     (a)  N/A

                      (b)

                      (c)

Article 4, section 1
Eligibility

Each Employee will be eligible to participate in the Plan based upon the satisfaction of the following requirements (check all that apply):

[X] For purposes of Elective Deferrals under the Plan, an Employee must be at least age _21_ (maximum age 21) and have completed -0- Days (no more than 1 year) of service.

[X] For Matching and Qualified Matching Contributions under the Plan, an Employee must be at least age _21_ (maximum age 21) and have completed 1 year (no more than 2 years) of service.

[X] For Qualified Non-Elective Contributions (i.e. Employer Profit Sharing Contributions) under the Plan, an Employee must be at least age _ 21 _ (maximum age 21) and have completed 1 Year (no more than 2 years) of service.

     Note: If the service requirement indicated is or includes a fractional year, an Employee will not be required to complete any specific number of hours to receive credit for such fractional year.

The following Employees shall be excluded from eligibility to participate in the
Plan:

[X] Employees included in a unit of employees covered by a collective bargaining agreement between the employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9(g) of the regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employer.

[X] Employees who are nonresident aliens (within the meaning of section 7701(b)(1)(B)) and who receive no earned income (within the meaning of section 911(d)(2)) from the employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3)).

[_] Employees who became employees as the result of a "section 410(b)(6)(C) transaction". These employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first plan year beginning after the date of the transaction. A

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     section  410(b)(6)(C)  "transaction"  is an  asset  or  stock  acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.


The Age and service requirements above apply to:

[X] All employees.

[_] Solely to an employee employed by the employer after ________________. If the employee was employed by the specified date, the employee will become eligible:

[_]  On the effective date.

[_] On the earlier of the date the employee meets the eligibility requirements of this plan and the date the employee would have met the eligibility requirements in effect under the plan prior to the restated effective date (for restated plans only).

An eligible employee shall become a participant as of:

[_] the first day of the plan year during which the employee met the conditions of eligibility.

[_] the first day of the plan year during which the employee met the conditions of eligibility, if the employee met the requirements during the first six months of the plan year, or as of the first day of the next succeeding plan year if the employee met the conditions of eligibility during the last six months of the plan year.

[_] the earlier of the first day of the seventh month or the first day of the plan year coinciding with or next following the date on which the employee met the conditions of eligibility.

[_] the first day of the plan year next following the date on which the employee meets the conditions of eligibility (eligibility must be 1/2 year of service or less and age 20 1/2 or less).

[_] the first day of the plan quarter coinciding with or next following the date on which the employee met the conditions of eligibility.

[X] the first day of the month coinciding with or next following the date on which the employee met the conditions of eligibility.

Article 5, section 1
Profit Sharing

The employer (elect one):

[X]  will make discretionary profit-sharing contributions to the plan.

[_]  will not make discretionary profit-sharing contributions to the plan.

The profit-sharing contribution will be allocated among the participants:

[_] Each participant will receive ____ points for each: (must select at least age or service)

     [_]  year of age

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     [_]  year of service

     [$____] (not to exceed $200) of Compensation

     Each participant's allocation shall bear the same relationship to the employer contribution as his or her total points bears to all points awarded.

[X] Each participant's allocation shall bear the same relationship to the employer contribution as his or her compensation bears to the compensation of all participants.

[_] Each participant's allocation shall be based on a permitted disparity (Social Security integration formula.

     The integration level is equal to:

          [_]  Taxable wage base

          [_]  $ ____________ (a dollar amount less than the taxable wage base)

          [_]  ________% of TWB (not to exceed 100%)


Article 6, General notice

The provisions of the CODA (Cash or deferred arrangement, code section 401(k)) may be made effective as of the first day of the Plan Year in which the CODA is adopted, but under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.

Article 6, section 2
Elective deferrals

[X]  Participants may elect to have contributed to the plan:

     [X]  Up to 50 percent of compensation.

NOTE:  Participant contributions should not exceed 100% of compensation.

Article 6, section 3
Automatic enrollment (Negative election)        N/A

[_] ______% of participant's compensation will be contributed to the trust as an Elective Deferral unless the participant elects a contribution rate of 0% or another percentage.

Article 6, section 5
Excess elective deferrals

Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the plan administrator by February 15 (specify a date before March 15).

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Article 6, section 6
ADP testing

Qualified Matching Contributions and Qualified Non-elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages. In determining Elective Deferrals for the purpose of the ADP test, the employer shall include [ELECT, AS APPROPRIATE]:

[_]  Qualified Matching Contributions

[X]  Qualified Non-elective Contributions

under this plan or any other plan of the employer.

The amount of Qualified Matching Contributions made under Article 6, section 10 of the plan and taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentage shall be:

[X]  All such Qualified Matching Contributions.

[_] Such Qualified Matching Contributions that are needed to meet the Actual Deferral Percentage test stated in Article 6, section 6 of the plan. (This box can only be checked if the employer has elected in the adoption agreement to use the Current Year Testing method.)

The amount of Qualified Non-elective Contributions made under Article 6, section 13 of the plan and taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages shall be:

[X]  All such Qualified Non-elective Contributions.

[_] Such Qualified Non-elective Contributions that are needed to meet the Actual Deferral Percentage test stated in Article 6, section 6 of the plan. (This box can only be checked if the employer has elected in the adoption agreement to use the Current Year Testing method.)

If this is not a successor plan, then, if checked [_], for the first Plan Year this plan permits any participant to make Elective Deferrals, the ADP used in the ADP test for participants who are Non-highly Compensated Employees shall be such first Plan Year's ADP. (Do not check this box if the employer has elected in the adoption agreement to use the Current Year Testing method.)

Article 6, section 8
Matching contributions

The employer will make Matching Contributions to the plan on behalf of [ELECT ONE]:

[X]  All participants

[_] All participants who are Non-highly Compensated Employees who make [ELECT ONE OR BOTH]:

     [_]  Elective Deferrals

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     [_]  Employee Contributions to the plan.

The employer shall contribute and allocate to each participant's Matching Contribution account an amount equal to:

[X]  25% of the participant's Elective Deferrals.

[_]  ____% of the participant's Employee Contributions

[_]  ____%  of  the  participant's   Elective  Deferrals  up  to  ____%  of  the
     participant's   compensation  plus  ____%  (a  lesser  percentage)  of  the participant's additional Elective Deferrals.

[_] ____% of the Elective Deferrals of participants with less than ____ (not more than 2) years of service, and ____% of the Elective Deferrals of participants with ____ (not more than 2) or more years of service.

The employer shall not match amounts provided above in excess of:

[_]  $________

[X]  3% of the participant's compensation

[_] The employer may contribute a discretionary amount which shall be allocated to each participant based on the ratio of each participant's Elective Deferral or Employee Contribution amount during the period to the Elective Deferral or Employee Contribution amount of all participants. The period shall be the:

     [_]  Plan Year

     [_]  each quarter of the Plan Year

[_] Matching contributions before an employee completes two years of service shall be _____% (a percentage less than 100%) of matching contributions thereafter.

Article 6, section 9
Forfeitures and vesting of matching contributions

Matching contributions will be vested in accordance with the following schedule:

[_]  Nonforfeitable when made.

[X] The profit-sharing plan's general vesting schedule, other than that for Elective Deferrals.

Article 6, section 10
Qualified matching contributions      N/A

The employer will make Qualified Matching Contributions to the plan on behalf of [ELECT ONE]:

[_]  All participants

[_] All participants who are Non-highly Compensated Employees who make [ELECT ONE OR BOTH]:

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     [_]  Elective Deferrals

     [_]  Employee Contributions to the plan.

The employer shall contribute and allocate to each participant's Qualified Matching Contribution account an amount equal to:

[_]  ____ percent of the participant's Elective Deferrals

[_]  ____ percent of the participant's Employee Contributions

The employer shall not match amounts provided above in excess of $____________, or in excess of ____ percent, of the participant's Compensation.

Article 6, section 11
Current year testing

If this is not a successor plan, then, if checked [_], for the first Plan Year this plan provides for Matching Contributions, the ACP used in the ACP test for participants who are Non-highly Compensated Employees shall be such first Plan Year's ACP. (Do not check this box if the employer has elected in the adoption agreement to use the Current Year Testing method.) [X] If checked, this plan is using the Current Year Testing method for purposes of the ADP and ACP tests. (This box cannot be "unchecked" for a Plan Year unless (1) the plan has been using the Current Year Testing method for the preceding 5 Plan Years, or, if lesser, the number of Plan Years the plan has been in existence; or (2) the plan otherwise meets one of the conditions specified in Notice 98-1 (or superseding guidance) for changing from the Current Year Testing method.)

Article 6, section 12
Distribution of excess aggregate contributions

In computing the Average Contribution Percentage, the employer shall take into account, and include as Contribution Percentage Amounts:

[X]  Elective Deferrals

[X]  Qualified Non-elective Contributions

under the plan or any other plan of the employer.

The amount of Qualified Non-elective Contributions that are made under Article 6, section 13 of the plan and taken into account as Contribution Percentage Amounts for purposes of calculating the Average Contribution Percentage shall be:

[_]  All such Qualified Non-elective Contributions.

[X] Such Qualified Non-elective Contributions that are needed to meet the Average Contributions Percentage test stated in Article 6, section 11of the plan. (This box can only be checked if the employer has elected in the adoption agreement to use the Current Year Testing method.)

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The amount of Elective Deferrals made under Article 6, section 2 of the plan and
taken  into  account  as  Contribution   Percentage   Amounts  for  purposes  of
calculating the Average Contribution Percentage shall be:

[_]  All such Elective Deferrals.

[X] Such Elective Deferrals that are needed to meet the Average Contribution Percentage test stated in Article 6, section 6 of the plan. (This box can only be checked if the employer has elected in the adoption agreement to use the Current Year Testing method.)

Forfeitures of Excess Aggregate Contributions shall be:

[X] Applied to reduce employer contributions for the Plan Year in which the excess arose, but allocated as in b, below, to the extent the excess exceeds employer contributions or the employer has already contributed for such Plan Year.

[_] Allocated, after all other forfeitures under the plan, to the Matching Contribution account of each Non-highly Compensated Employee who made Elective Deferrals or Employee Contributions in the ratio which each such employee's Compensation for the Plan Year bears to the total Compensation of all such employees for such Plan Year.

Article 6, section 13
Qualified non-elective contributions

The employer [ELECT ONE] [X] will [_] will not make Qualified Non-elective Contributions to the plan. If the employer does make such contributions to the plan, then the amount of such contributions for each Plan Year shall be [ELECT ONE]:

[_] ____ percent (not to exceed 15 percent) of the Compensation of all participants eligible to share in the allocation.

[_] ____ percent of the net profits, but in no event more than $_______ for any Plan Year.

[X]  An amount determined by the employer.

Allocation of Qualified Non-elective Contributions shall be made to the accounts of [ELECT ONE]:

[_]  All participants.

[X]  Only participants who are Non-highly Compensated Employees.

Allocation of Qualified Non-elective Contributions shall be made [ELECT ONE]:

[X] In the ratio which each participant's Compensation for the Plan Year bears to the total Compensation of all participants for such Plan Year.

[_] In the ratio which each participant's Compensation not in excess of $_______ for the Plan Year bears to the total Compensation of all participants not in excess of $_______ for such Plan Year.

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Article 6, section 16
Hardship distributions

Hardship distributions of elective deferrals (elect one):

[X]  will be permitted.

[_]  will not be permitted.

Article 7, section 1
401(k) SIMPLE Provisions            N/A

[_] By checking this box the employer elects to have the 401(k) SIMPLE Provisions described in Article 7 apply to the plan. (This box may only be checked if the plan uses a calendar-year plan year and the employer is an Eligible Employer as defined in Section 2.2 of Article 7. An amendment to have the 401(k) SIMPLE Provisions no longer apply is effective the next January 1.

The nonelective contribution described in Section 3.2(b) of the plan will be allocated to all Eligible Employees who received at least $_______ (INSERT AN AMOUNT LESS THAN $5,000) Compensation for the Year.

Article 8, section 1
Safe harbor method CODA             N/A

[_]  If checked, the Safe Harbor CODA provisions of Article 8 apply.

Section 3. ADP Test Safe Harbor Contributions

In lieu of Basic Matching Contributions, the employer will make the following contributions for the Plan Year [SELECT EITHER OR BOTH]:

[_]  Enhanced   Matching   Contributions.   The  employer   will  make  Matching
     Contributions to the account of each Eligible Employee in an amount equal to the sum of:

     (i) the employee's Elective Deferrals that do not exceed ____ percent of the employee's Compensation for the Plan Year plus

     (ii) ____ percent of the employee's Elective Deferrals that exceed ____ percent of the employee's Compensation for the Plan Year and that do not exceed ____ percent of the employee's Compensation for the Plan Year.

[IN THE BLANK IN (i) AND THE SECOND BLANK IN (ii), INSERT A NUMBER THAT IS 3 OR GREATER BUT NOT GREATER THAN 6. THE FIRST AND LAST BLANKS IN (ii) MUST BE COMPLETED SO THAT, AT ANY RATE OF ELECTIVE DEFERRALS, THE MATCHING CONTRIBUTION IS AT LEAST EQUAL TO THE MATCHING CONTRIBUTION RECEIVABLE IF THE EMPLOYER WERE MAKING BASIC MATCHING CONTRIBUTIONS, BUT THE RATE OF MATCH CANNOT INCREASE AS DEFERRALS INCREASE. FOR EXAMPLE, IF "4" IS INSERTED IN THE BLANK IN (i), (ii) NEED NOT BE COMPLETED.]

[_] Safe Harbor Nonelective Contributions The employer will make a Safe Harbor Nonelective Contribution to the account of each Eligible Employee in an amount equal to 3 percent of the employee's Compensation for the Plan Year, unless the employer inserts a greater percentage here ____.

Article 8, section 4.
ACP Test Safe Harbor Matching Contributions          N/A

[NO ADDITIONAL CONTRIBUTIONS ARE REQUIRED IN ORDER TO SATISFY THE REQUIREMENTS FOR A SAFE HARBOR CODA. HOWEVER, IF THE EMPLOYER DESIRES TO MAKE MATCHING CONTRIBUTIONS OTHER THAN BASIC OR ENHANCED MATCHING CONTRIBUTIONS, THEN COMPLETE THE FOLLOWING.]

For the Plan Year, the employer will make ACP Test Safe Harbor Matching Contributions to the account of each Eligible Employee in the amount of [ELECT ONE]:

[_] ____ percent of the employee's Elective Deferrals that do not exceed 6 percent of the employee's Compensation for the Plan Year.

[_] ____ percent of the employee's Elective Deferrals that do not exceed ____ percent of the employee's Compensation for the Plan Year plus ____ percent of the employee's Elective Deferrals thereafter, but no Matching Contributions will be made on Elective Deferrals that exceed 6 percent of Compensation. [THE NUMBER INSERTED IN THE THIRD BLANK CANNOT EXCEED THE NUMBER INSERTED IN THE FIRST BLANK.]

[_] the employee's Elective Deferrals that do not exceed a percentage of the employee's Compensation for the Plan Year. Such percentage is determined by the employer for the year but in no event can exceed 4 percent of the employee's Compensation.

Article 8, section 4
Vesting of safe harbor matching contributions        N/A

Safe harbor matching contributions will be vested in accordance with the following schedule:

[_]  Nonforfeitable when made.

[_] The profit-sharing plan's general vesting schedule, other than that for Elective Deferrals.

Article 9, section 5.2
Compensation defined

Compensation will mean all of each participant's:

[X]  Wages, tips, and other compensation as reported on Form W-2

[_]  Section 3401(a) wages

[_]  415 safe-harbor compensation

Article 9, section 5.8
Highest average compensation            N/A

A year of service with the employer is the 12-consecutive month period beginning _______ and ending _______

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Article 9, section 5.9
Limitation year

The limitation year is the following 12-consecutive month period: January 1 to December 31

Article 10, section 1
Post-tax contributions                  N/A

[_] Participants may make post-tax contributions to the plan, up to ____% of compensation. Article 12, section 10 Conditions for distribution

Distributions upon termination of employment, for reasons other than retirement, disability or death, shall not be made unless the following conditions are satisfied:

[X] distribution shall be made at the participant's election as soon as practical following the payment of all accrued contributions to the participant's account.

[_]  the participant has incurred ____ 1-year breaks in service.

[_] if the participant's interest in the plan is greater than $________, then no distribution shall be made until the participant reaches age 59 1/2.

[X] distribution in the form of a single life annuity or a joint and survivor annuity is not permitted. NOTE: plan must satisfy the Safe-harbor rules of
     Article 12, section 6.

[X] In-service distributions are permitted upon reaching age _59 1/2_ (59 1/2 or later). NOTE: plans with an effective date before January 1, 1997 MUST provide for in-service distributions upon reaching age 70 1/2 or earlier.

Article 13, section 6.6
Required beginning date

The required beginning date of a participant with respect to a plan is (select one):

[X] the April 1 of the calendar year following the calendar in which the participant attains age 70 1/2.

[_] the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2, except that benefit distributions to a participant (other than a 5-percent owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the plan must commence by the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or retires.

[_] the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or retires except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2. (also select a, b, and/or c, whichever is applicable. (c) must be selected to the extent that there would otherwise be an elimination of a preretirement age 70 1/2 distribution option for employees older than those listed above.)

     (a) [_] any participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which the participant attained age 70 1/2, (or by December 31, 1997 in the case of a participant attaining age 70 1/2 in

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               1996) to defer  distributions  until the calendar year  following the calendar year in which the  participant  retires.  If no such
               election   is  made  the   participant   will   begin   receiving
               distributions by the April 1 of the calendar year following the year in which the participant attained age 70 1/2 (or by December 31, 1997 in the case of a participant attaining age 70 1/2 in
               1996)

     (b) [_] any participant attaining age 70 1/2; in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the participant retires. There is either (select one)

               (i)  [_] a new annuity starting date upon recommencement, or

               (ii) [_] no new annuity starting date upon recommencement.

     (c)  [_]  the  preretirement  age  70  1/2  distribution   option  is  only
               eliminated with respect to employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form
               (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

Article 14
Direct rollovers

[X]  The plan will accept direct rollovers from an eligible retirement plan.

Article 14, section 2
Employer directed rollover          N/A

[_]  Distributable   amounts  of  participants   who  fail  to  respond  to  the
     distribution and tax consideration notice will be rolled over into an individual retirement account for the benefit of the distributee.

Article 15, section 2
Vesting Provisions

All of an employee's years of service with the employer are counted to determine the nonforfeitable percentage in the employee's account balance derived from employer contributions except:

[_]  Years of service before age 18;

[_] Years of service before the employer maintained this plan or a predecessor plan;

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The  nonforfeitable  interest of each  employee  in his or her  account  balance attributable to employer non-elective contributions shall be determined on the basis of the following:

     [_]  100% vesting after ____ (not to exceed 3 years) of service.

     [X]  _____% vesting after 1 year of service.

          __20_% (not less than 20) vesting after 2 years of service.

          __40_% (not less than 40) vesting after 3 years of service.

          __60_% (not less than 60) vesting after 4 years of service.

          __80_% (not less than 80) vesting after 5 years of service.

          _100_% (not less than 100) vesting after 6 years of service.

Article 15, section 7
Forfeitures

Forfeitures from Profit Sharing contributions and Matching contributions:

[X]  will reduce future employer contributions.

[_] will be allocated in the ratio that the compensation of each participant bears to that of all participants.

[_] will be allocated as if the forfeiture were an additional employer contribution for that plan year.

Article 16, section 1
Top-heavy valuation

Present value: For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

Interest rate:   _7_% Mortality table: 1983 GAM

Valuation date: For purposes of computing the top-heavy ratio, the valuation date shall be December 31 of each year.

[_] the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans maintained by the employer.

Article 17, section 3
Earmarked investments

[X] Each participant will direct the plan as to the type of investment to be purchased with the participant's account.

[_] Each employee will have a ratable interest in all assets under the plan. Each participant will direct the plan

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

Article 19, section 2
Loan provisions

Loans to participants.

[X]  Loans may be made.

[_]  Loans may not be made.

[X]  The minimum amount of any loan will be $ 1,000 (not to exceed $1,000).

[_]  No more than ______ loans may be outstanding at any time.

[X]  Loans will not be restricted in purpose.


[_] Loans will be restricted in purpose to:

     (a)  [_] purchase or maintenance of primary residence.

     (b)  [_] educational expenses of participant and participant's dependents.

     (c)  [_] medical expenses of participant and participant's dependents.

     (d)  [_] other: ______________________________________________

Article 19, section 8
Paired plans

The Gwynedd Company Regional Prototype Plans 001 and 002 are designated Paired Plans. When both plans are adopted by the same employer, the following apply:

1.   Only one of the plans may provide for permitted disparity.

2. Both adoption agreements must provide identical minimum participation requirement elections (minimum age and service, and entry date) and coverage elections (excludable employees under regulations section 1.410(b)-6 including employees who are not employed on the last day of the plan year and who have not completed more than 500 hours of service).

Miscellaneous Provisions

The employer agrees to notify the sponsor, The Gwynedd Company, immediately upon any change in any information provided in this adoption agreement, pertaining to the adopting employer or to the plan specifications.

The plan sponsor, The Gwynedd Company, agrees to notify the employer immediately upon any amendment to the plan document or adoption agreement.

Failure to properly complete this adoption agreement may result in the disqualification of the plan.

Except as otherwise provided in this paragraph, an employer who has ever maintained or who later

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

adopts any plan (including a welfare benefit fund, as defined in section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in section 419A(d)(3) of the Code, or an individual medical account, as defined in section 415(1)(2) of the
Code) in addition to this plan (other than paired plan # 02) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under section 401 of the Internal Revenue Code. An employer that adopts a standardized form defined contribution plan will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of the standardized form plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within a limitation year of the standardized form plan. Likewise, an employer that adopts a standardized form defined contribution plan that is first effective on or after the effective date of the repeal of section 415(e) will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of the standardized form defined contribution plan. If the employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to Employee Plans Determinations of the Internal Revenue Service. The employer may not be entitled to rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the plan or in section 6 of Revenue Procedure 2000-20.

This adoption agreement may be used only in conjunction with basic plan document # 01. IN WITNESS WHEREOF, the employer and trustee hereby cause this plan to be executed on this

______ day of ____________________ , _________ .


EMPLOYER:

By:   _____________________________________________   __________________________
                     Signature                                 Title


TRUSTEE:

______________________________        _____________________________

______________________________        _____________________________


     This plan may not be used, and shall not be deemed to be a regional prototype plan, unless an authorized representative of The Gwynedd Company has acknowledged the use of the plan.




                      By: ________________________________
                               The Gwynedd Company

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

With regard to any questions regarding the provisions of the plan, adoption of the plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this plan or its designated representative):

         Name:             The Gwynedd Company
         Address:          1100 Sumneytown Pike
                           Lansdale, Pennsylvania 19446


         Phone:            (215) 855-1630
         FAX:              (215) 855-1178


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